Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

UCT Acquires HIS Innovations Group

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Expands UCT’s semiconductor addressable market by $1.5 billion
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Increases UCT’s vertical capabilities
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Further penetrates UCT’s position in sub-fab solutions
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Adds higher gross margin, high value product offering

Ultra Clean Holdings, Inc. (Nasdaq: UCTT), today announced that it has closed the acquisition of HIS Innovations Group, a privately held company based in Hillsboro, Oregon. HIS is a leading supplier to the semiconductor sub-fab segment including the design, manufacturing, and integration of components, process solutions, and fully integrated sub-systems.

“This acquisition aligns with UCT’s long-term strategy to pursue sustained and profitable growth by offering a more diversified portfolio of high-quality, high-value solutions to our customers,” said Jim Scholhamer, CEO. “This acquisition increases our vertical capabilities and synergies, extends our reach into the sub-fab area, and expands our addressable market by approximately $1.5 billion. With more than 60 new fabs being built, this represents a meaningful growth opportunity.”

“I am thrilled to join forces with UCT, a clear leader in the semiconductor manufacturing sector,” said Jason Frank, CEO, HIS Innovations Group. “This combination provides a unique advantage in the sub-fab market enabling HIS to accelerate its growth into new geographies and expanding UCT deeper into the semiconductor manufacturing market. This is a tremendous opportunity to bring new value to our customers and other key partners.”

Under the terms of the stock purchase agreement, UCT paid $50 million in upfront cash consideration for HIS, subject to customary post-closing adjustments. UCT would be required to pay up to an additional $50 million in cash earn-out consideration based on HIS’ achievement of adjusted EBITDA for the 2023 fiscal year. The upfront cash consideration, together with this earn-out consideration, will equate to a price multiple of 8.3x HIS’ 2023 adjusted EBITDA. UCT may also be required to pay up to an amount equal to any unpaid portion of the 2023 earn-out consideration plus an additional $20 million, based on HIS’ achievement of certain financial performance metrics in 2024 and 2025.

UCT anticipates the acquisition to be accretive to shareholders on an adjusted basis. The HIS team will continue to be based in Hillsboro and will report into UCT’s Products division.

Needham & Company, LLC served as financial advisor to UCT in the acquisition and Davis Polk & Wardwell LLP served as legal advisor to UCT.

($ in Millions)	HIS Innovations Group
2023 [1]
Revenue	$56.7
Non-GAAP Gross Margin	38.4%
Non-GAAP Operating Income	$8.4
Non-GAAP Operating Margin	14.7%
Adjusted EBITDA [2]	$10.0
Adjusted EBITDA Margin	17.6%

[1] 2023E figures reflect HIS Innovations Group management provided estimates.

[2] Adjusted EBITDA (unaudited) is defined as HIS’ net income (loss) plus provisions for (benefit from) taxes, interest expense, other expense (income), other infrequent or unusual items and depreciation.

Use of Non-GAAP Measures

This release and the accompanying table include a discussion of HIS’ estimated Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Margin, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures that are used by management to evaluate HIS’ financial performance and should not be considered a substitute for results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). HIS’ "Adjusted EBITDA" is defined as net income (loss) plus provisions for (benefit from) taxes, interest expense, other expense (income), other infrequent or unusual items and depreciation. The definition of HIS’ Adjusted EBITDA used in this press release may not be comparable to the definitions as reported by other companies. We believe these non-GAAP measures are relevant and useful information because it provides investors with certain measurements to analyze operating performance and enterprise value. A reconciliation of HIS’ estimated 2023 non-GAAP metrics disclosed above is not available due to the uncertainty of the timing of the one-time transaction costs and other items associated with the acquisition and cannot be reasonably predicted or determined. As a result, such reconciliation is not available without unreasonable efforts and we are unable to determine the probable significance of the unavailable information.

Safe Harbor Statement

This press release contains, or may be deemed to contain, "forward-looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates," "projection," "outlook," "forecast," "believes," "plan," "expect," "future," "intends," "may," "will," "estimates," "see," "predicts," "should" and similar expressions to identify these forward-looking statements.

Forward looking statements included in this press release include, without limitation, statements regarding the acquisition of HIS by UCT, the expected benefits of the transaction and future opportunities for the combined company and HIS’ estimated 2023 financial results. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) unexpected costs, charges or expenses resulting from the transaction; (2) UCT's ability to successfully grow its or HIS’ business; (3) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (4) the retention of key employees, customers or suppliers; and (5) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry markets overall and the economy in general as well. These risks and other factors also include, among others, those identified in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in UCT's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release, except as required by law.

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems, components, parts, and ultra-high purity cleaning and analytical services, primarily for the semiconductor industry. Under its Products division, UCT offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping, and high-precision manufacturing. Under its Services Division, UCT offers its customers tool chamber parts cleaning and coating, as well as micro-contamination analytical services. UCT is headquartered in Hayward, California. Additional information is available at www.uct.com.

About HIS

HIS is a market leading, ISO9001:2015 certified semiconductor sub-system supplier and equipment integrator. HIS designs and manufactures custom and off-the-shelf components, process solutions, and fully integrated systems used throughout the semiconductor ecosystem from Tier 1 OEMs to semiconductor manufacturing and advanced packaging facilities. Offering early-stage R&D, solution-driven engineering services, rapid prototyping, fabrication, and high-volume production of components, weldments, and electro-mechanical systems, HIS integrates a wide variety of components and equipment into flexible and modular platforms that aim to provide the best value for customers and a one-stop-shop for a variety of applications.

Contact:

Rhonda Bennetto

SVP Investor Relations

rbennetto@uct.com